                                                                   EXHIBIT 10.16

January 28, 1998


Mr. Cal Kirkpatrick
Vice President
Colonnade Developments
1 Antares Drive
Suite 510
Nepean, Ontario
K2E 8C4


Dear Sir:

SUBJECT:  OFFER TO LEASE
          9 AURIGA DIVE, NEPEAN, ONTARIO
          ------------------------------

Entrust Technologies Limited ("Tenant") hereby offers to lease the premises hereinafter described from Colonnade Development Incorporated ("Landlord") upon the terms and conditions hereinafter set forth.

1.0  PREMISES
     --------

1.1  LOCATION OF PROPERTY
     --------------------

     9 Auriga Drive
     Nepean, Ontario ("the Building")

1.2  REGISTERED OWNER OF PROPERTY
     ----------------------------

     Colonnade Development Incorporated

1.3  DESCRIPTION OF SPACE TO BE LEASED ("THE PREMISES")
     --------------------------------------------------

     The gross rentable area ("GRA") of the Premises is approximately 29, 149 square feet, on the ground and second floor, as outlined on Schedule "A" attached hereto, and shall be subject to final measurement as reflected in a certificate to be prepared in accordance with BOMA standard (Z65.1-1996) at Landlord's cost by a professional land surveyor or architect.

     (y)  Total Gross Rentable Area of the Premises (GRA)  29,149 Sq. Ft.
     (z)  Total Gross Rentable Area of Building:           29,149 Sq. Ft.

     Tenant's Proportionate Share:    y x 100 =                          100%
                                      -
                                      Z

1.4  USE OF PREMISES
     ---------------

     General offices, research and development, related uses and for any other legal use.

2.0  PARKING
     -------

     Tenant shall have the right during the term and any renewals to occupy the entire parking lot at no cost.

3.0  TERM AND OCCUPANCY
     ------------------

3.1  INITIAL TERM
     ------------

     The lease shall be for a Term of 3 years and 5 months commencing November 1, 1998 ("Commencement Date") and terminating on March 31, 2002.

3.2  OCCUPANCY
     ---------

     The Leased Premises shall be available for occupancy by Tenant October 1, 1998 following waiver of the conditions outlined in section 18 0 of the Offer to Lease, for the purpose of installing Leasehold Improvements.

     Subject to mutual agreement, Tenant may be permitted earlier occupancy of the Premises. In such event, Tenant shall be bound by the provisions of the Offer to Lease except that Minimum Rent and Additional Rent shall not be payable prior to November 1, 1998. The Tenant shall be responsible for all Utilities consumed, and for all legal obligations under the Lease.

3.3  OPTION TO RENEW
     ---------------

     Tenant shall have the option to renew this Lease for one further term of five (5) years on the same terms and conditions save as to further right of renewal, tenant inducements, and Minimum Rent; the Minimum Rent shall be the then current Market Rate, determined as described in paragraph 5.0. Tenant shall advise Landlord of its intention to exercise this option at least nine (9) months prior to the expiration of the Term.

4.0  RENT
     ----

4.1  MINIMUM RENT
     ------------

     Tenant shall pay to Landlord annual Minimum Rent, payable in equal consecutive monthly payments in advance on the first (1st) day of each month during the Term, as follows:

     November 1, 1998 to March 31, 2002 - $9.00 per sq. ft. of GRA per annum net.

4.2  ADDITIONAL RENT
     ---------------

     Tenant shall pay, as Additional Rent, its proportionate share of Realty Taxes and Operating Expenses including sales tax, and G.S.T. in respect of the Premises and common areas and facilities, which may be estimated by Landlord subject to final year end adjustments. Landlord estimates Realty Taxes, Operating Expenses and Hydro charges to be $9.00 per square foot for 1998, excluding the new tax assessment legislation effective January 1, 1998.

     In the event the Tenant is occupying 100% of the building, they shall have the option of having all utilities billed directly to them.

     In the event that Tenant, acting reasonably, is dissatisfied with the cost, standard or quality of the delivery of cleaning and janitorial services for the Premises, and after giving the Landlord written notice of its dissatisfaction and at least 30 days to rectify, which Landlord has failed to do, the Tenant may request that Landlord replace the provider of the service, or Tenant may have the option to manage the service directly, and Landlord shall use best efforts to comply with such request. Tenant shall manage its own security services directly. In the event the Tenant decides to manage these property management items directly, the administration fees will be reduced proportionately.

5.0  MARKET RATE
     -----------

     Market Rate for the renewal term shall be established through the mutual agreement of the Landlord and Tenant and shall be equal to the net rental rate per square foot for comparable space in the Building and in other buildings in the area of comparable quality, considering the size of the premises, the quality of the tenancy and the tenant inducements being offered at the time for five (5) year leases, including, but not limited to, cash allowances, and free rent.

     Landlord and Tenant shall use reasonable efforts to agree as to the Market Rate. In the event agreement is not reached six (6) months prior to the renewal period, Tenant and Landlord may, at its option, cancel the Option to Renew by notice in writing to Landlord at least five (5) months prior to commencement of the renewal period; otherwise, the parties agree to submit to an arbitration process in accordance with Ontario Law to determine the Market

     Rate.

6.0  LANDLORD'S WORK
     ---------------

     The Landlord shall provide the Leased Premises in an "as is condition" as per Schedule "B" hereto at no cost to the Tenant. The Tenant's design company will co-ordinate with the Tenant to determine any existing leaseholds that will be incorporated into the space plan. The Landlord agrees to complete the Landlord's Work in the Leased Premises prior to November 1, 1998.

7.0  DELAY
     -----

     In the event the Landlord's Work to be completed by the Commencement Date is not completed by the Commencement Date except by reason of force majeure or Tenant's delay, then the Commencement Date and end of Term shall be postponed by the same number of days that the completion of Landlord's work has been delayed beyond the original Commencement Date.

8.0  LEASEHOLD IMPROVEMENTS
     ----------------------

     The General Contractor and the Construction Manager of the Tenant's Leasehold Improvements shall be the Landlord. Tenant shall have final approval and disclosure of the construction schedules and contracts and the Landlord shall be entitled to a project management fee of 10% of all costs incurred, save and except Landlord's work, Tenant's interior design and any furniture installations.

9.0  RIGHT OF CANCELLATION
     ---------------------

     Tenant shall have the one time option on March 30, 2000, on six (6) months prior written notice to Landlord, to cancel the Lease with a penalty equal to the amount of the unamortized balance of the leasing commissions and one
     (1) months minimum and additional rent.

     For the purpose of this calculation, Landlord will be deemed to have amortized the leasing commissions over a Period of 41 months from the Commencement Date. The interest rate factor to be applied in the calculation shall be a nominal rate of 8% per annum, calculated semi-annually, not in advance. Such payment shall be made by Tenant to Landlord at the termination date.

10.0 TENANT RIGHTS TO INSTALL
     ------------------------

     Tenant shall, at its expense, have the right to install any or all of the following, subject to municipal approvals where applicable and Landlord's written consent regarding size installation method and location, such consent not to be unreasonably withheld or delayed:

     .   exterior signage at the top and on the facade of the Building
     . exterior signage adjacent to the entrance of the Building and entrance to site
     .   signage within the Building lobby
     .   raised flooring
     . security system at the front and rear entrance door, shipping doors and on any floors occupied by the Tenant
     .   building infrastructure upgrade
     .   generator
     .   core drilling as required
     .   roof top mechanical units

     Tenant shall be responsible at its own cost to remove any of these installations at the end of the Term and make good any damage to the Building.

11.0 UNRESTRICTED TIME OF USE
     ------------------------

     Tenant shall have access and use of the Premises twenty-four (24) hours a day, seven (7) days a week.

12.0 FORM OF LEASE
     -------------

     Upon acceptance of this "Offer to Lease" by both the Landlord and Tenant a formal lease shall be prepared by Landlord incorporating the terms and conditions hereof and reflecting the principles in SCHEDULE "B" attached (except as modified herein) and subject to Tenant's and Landlord's solicitors' reasonable approval. Landlord and Tenant will use their reasonable efforts to negotiate and execute the lease within thirty (30) days of receipt of the lease by Tenant from Landlord.

13.0 This Offer to Lease shall be conditional upon the approval of Tenant's senior management on or before February 20, 1998. Should written notice of such approval not be provided to Landlord by such date, this Offer to Lease shall become null and void and have no further effect.

     The Tenant agrees that it will not accept any offers to lease on competing space during this conditional period.

14.0 GENERAL PROVISIONS
     ------------------

     Any commission payable to real estate companies or agent(s) with respect to the lease shall be borne by Landlord.

     No news release, public announcement or any form of advertising shall be made by Landlord and Tenant and Tenant's real estate broker with respect to this Offer to Lease or the leasing of space in the Building by Tenant without the prior written consent of Tenant, such consent not to be unreasonably withheld or delayed.

15.0 TIME OF ESSENCE
     ---------------

     Time shall be of the essence herein.

     This Offer to Lease is open for acceptance by the Landlord until 6:00 p.m. February 2, 1998 after which time if not accepted, it will become null and void and of no further effect.

Yours truly

/s/ David Wagner
________________
David Wagner
Attachment

WE HEREBY ACCEPT THE TERMS AND CONDITIONS OF THIS OFFER TO LEASE.

DATED AT ____________________, THIS ________ DAY OF _________________, 1998.

Colonnade Development Incorporated
(Landlord)

Per: /s/ Cal Kirkpatrick
     ________________________________
     Title:

Per:
     ________________________________
     Title:

                                 SCHEDULE "B"
                                 ------------
                      PRINCIPLES TO BE REFLECTED IN LEASE
                                    CANADA

1.   MEASUREMENT OF PREMISES - BOMA standards (Z65.1-1996)

2.   OPERATING COSTS
     . Landlord shall not act in an unreasonable or arbitrary manner in incurring and allocating operating costs
     . administration fees shall not exceed agreed percentage of operating expenses (and not applied to costs for which Landlord is responsible or depreciation or amortization)
     . statement of operating costs shall be forwarded to Tenant within 120 days of end of each fiscal year
     . costs of services/supplies provided by persons/companies not dealing at arm's length with Landlord shall be competitive
     . to include capital tax based on capital employed at the time of signing of this Offer to Lease and estimated by the Landlord to be $0.14 per square foot.

     NOT TO INCLUDE:
     . cost of Landlord's head office personnel, but to include (salary, wages only of personnel involved in management of the building)
     . cost of structural repairs of the Building including the Premises (including foundation, concrete floors and structural frame and roof system including membrane)
     .   amounts directly chargeable to other tenants
     . ground rent (if any), amortization and interest or any capital retirement of debt affecting the property
     . any loss or damage to the Building or any personal injury for which the Landlord is or ought to have been insured under the Lease, except in the event of Tenant negligence
     . any cost or expense which is normally treated in accordance with generally accepted accounting principles as being of a capital nature
     . all fines, suits, claims, demands, costs, charges and expenses for which Landlord is liable by reason of the negligent or willful act or omission of Landlord or those for whom it is in law responsible
     . all work to the Building or Land made necessary by Landlord's non-compliance with governing codes, etc. relating to the construction of the Building
     .   cost of repairing latent defects in the Building and parking areas.

3.   REALTY TAXES
     .   Landlord shall pay all such taxes on or before due date

     .   Tenant shall not be responsible for any interest or fines for late payment
     .   Landlord shall provide to Tenant, on request, receipted tax bills

4. CONDITION OF BUILDING - Landlord shall warrant at time of signing the Offer to Lease and at Lease Commencement Date that (a) the HVAC, electrical and all other Building systems are in excellent working order and of sufficient capacity to service the Building and Premises for their current use; (b) it is not aware of any structural or major repairs required to be effected to the Building including the Premises; (c) it has not received any notice of non-compliance of laws, by-laws, etc. in respect of the Building or Land which has not been remedied, and the Building and Land comply with all applicable zoning & construction laws, by-laws, etc.; (d) the Building and Landlord's equipment therein do not contain formaldehyde foam insulation, asbestos, or polychlorinated biphenyls.

     REPAIR AND MAINTENANCE - Landlord shall maintain the Building and Land in a first-class condition, in a good state of repair, and in compliance with applicable laws, etc.

     Tenant shall provide for normal maintenance of Premises, reasonable wear and tear, damage by fire and other insured perils excepted.

     If Landlord supervises any repairs, alterations, etc., separate from the tenant leasehold improvements Landlord's costs shall include only actual direct costs, plus a supervision fee of 10%.

     Where Landlord has right to perform any work related to the Premises, or where Landlord directs the use of specified contractors, the costs of any such contractor shall be competitive.

6. LEASEHOLD IMPROVEMENTS - Tenant may make interior alterations and changes in the Premises. Tenant shall obtain Landlord's prior written approval for alterations.

     The Landlord may require the Tenant to remove any non standard or unusual Leasehold Improvements and to restore the premises to Base Building condition upon the expiry of the Lease term. Following the finalization of the Tenant Improvements the Landlord and Tenant will agree and itemize as an addendum to this Offer to Lease those Leasehold Improvements which will be removed at the end of the Lease Term.

     Any contractors'/suppliers' warranties applying to work performed by Landlord on behalf of Tenant shall be assigned to Tenant, on request.

7.   INSURANCE

     Tenant shall take out and keep in force during the Term:
     (i) all risks property insurance and, if applicable, broad comprehensive boiler and machinery insurance on all objects owned or operated by Tenant in the Premises and leasehold improvements
     (ii) comprehensive general liability insurance in an amount not less than $5,000,000 per occurrence;
     (iii) Tenant's legal liability insurance;
     (iv) automobile liability insurance including contractual liability covering all licensed vehicles operated by or on behalf of Tenant;

     (v) rental insurance sufficient to replace rent payable under the Lease for at least 12 months.

     Landlord shall take out and keep in force during the Term:
     (i)   all risks property insurance on the Building;
     (ii) broad comprehensive boiler and machinery insurance on the equipment contained in the Building;
     (iii) comprehensive general liability insurance with respect to Landlord's operations in respect of the Building in an amount not less than $2,000,000 per occurrence.

     All property insurance shall contain a waiver of subrogation rights of the insurer against the other party and those for whom any of them is responsible in law (whether or not the loss or damage is caused by their act or omission).

     All liability insurance shall contain a provision for cross-liability and severability of interest.

     Tenant and Landlord shall provide to one another, on request, certificates of the insurance described above.

8. LIABILITY - Tenant shall be responsible for personal injury or property damages, if damages result from breach by Tenant of Lease or willful or negligent act of Tenant or those whom Tenant is responsible for at law.

9. OBSERVANCE OF LAWS - Tenant shall comply with all laws, etc. pertaining to the Premises and Tenant's occupancy, provided the Premises were in compliance with all such laws at the commencement of the Term. Except to the extent Tenant is responsible therefor under the Lease, Landlord shall comply with all laws, by-laws etc., in respect of the operation, maintenance and condition of the Building and Land.

10. SUBLET/ASSIGNMENT - Consent of Landlord is required for any sublet or assignment of the Lease, except to any subsidiary or affiliate of Tenant (in which case prompt prior notice shall be given to Landlord). Tenant shall remain liable notwithstanding sublet or assignment.

11. LANDLORD'S RIGHT OF ENTRY (INSPECTION, ETC.) - To be exercised only at reasonable times on prior written notice except in the event of an emergency.

12. DEFAULT - Tenant shall be given the following notice periods to remedy any default:
     .   non-payment or Rent - 10 days' written notice
     . breach of any other covenant - 15 days' written notice or such longer period of time as is necessary for Tenant to remedy such default (provided Tenant promptly commences and thereafter continues diligently to remedy such default), except in the event of an emergency.

13.  DAMAGE OR DESTRUCTION
     . If the Building or the Premises cannot be restored in 180 days as determined by an independent architect, Landlord or Tenant can terminate the Lease.
     .   Rent shall abate until the Premises are restored by Landlord.

14. INTEREST ON ARREARS - Not to exceed prime plus 2% (to apply also on amounts due by Landlord to Tenant).

15. CONSENT/APPROVALS - Any consent, permission or approval of Landlord or Tenant required under the Lease shall not be unreasonably withheld or delayed; adequate reasons in writing shall be given if consent refused.

16. EXERCISE OF RIGHTS BY LANDLORD - Landlord shall act reasonably and as a prudent owner in exercising all rights and so as not to interfere more than is reasonably necessary under the circumstances with Tenant's use and enjoyment of the Premises.

17. TENANT'S RIGHT TO VACATE - Tenant may vacate the Premises at any time provided it continues to pay the rent and meet its other financial obligations under the Lease until its termination.

18. ENVIRONMENT - Landlord shall be responsible, at its expense, for the cost of clean up or any other remedial measures for any contamination to the Land or Building existing prior to the commencement of the Lease or caused at any time thereafter by the Landlord or anyone for whom the Landlord is responsible at law. Landlord warrants it is not aware of any such contamination.

19. RULES AND REGULATIONS - All rules and regulations shall be adopted by Landlord, acting reasonably, and shall not be applied by Landlord in an arbitrary or capricious manner.

20.  WAIVER - Provision to apply to both Landlord and Tenant.

21. FORCE MAJEURE - Provision to apply to both Landlord and Tenant (other than for payment of rent).

22. NON-DISTURBANCE AGREEMENT - Landlord shall use reasonable efforts to obtain from mortgagee (if any) of the Building.